Exhibit 99.1

Press Release

For Immediate Release

Sands Sets Sights on Tokyo and Yokohama; Will Not Pursue Osaka IR Bid

LAS VEGAS, NV, August 22, 2019 - Las Vegas Sands Corp. (NYSE: LVS) today announced it will not pursue the opportunity to develop an Integrated Resort in Osaka, Japan. Las Vegas Sands Chairman and CEO, Sheldon G. Adelson, said the company is focusing on development opportunities in the Japanese cities of Tokyo and Yokohama.

“For the past several years, we have engaged in a conversation with the Osaka government regarding the possibility of building a world-class Integrated Resort there. We thank the people and government there for their professionalism and wish them much success with Expo 2025 and the other initiatives they have planned,” said Mr. Adelson.

“Consistent with our long-held strategy and our track record of success in achieving it, our company will drive organic growth by strongly reinvesting in our existing portfolio of properties in Macao, Singapore and Las Vegas, reward our shareholders through our dividend and share repurchase programs and target new development opportunities that allow us to maintain our industry-leading returns on invested capital - and we think an investment in Tokyo or Yokohama gives us the best opportunity to do exactly that,” he concluded.

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Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, the uncertainty of whether new development, construction and ventures will become available, or if available, will proceed on a timely basis, or at all, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:
Daniel Briggs
Daniel.Briggs@sands.com
(702) 414-1221

Media:
Ron Reese
Ron.Reese@sands.com
(702) 414-3607